                 REPORT OF INDEPENDENT ACCOUNTANTS
                 ON FINANCIAL STATEMENT SCHEDULES

                              ________



     Our report on the consolidated financial statements of Legg Mason, Inc. and Subsidiaries is included on page 30 in this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the index on page 50 of this Form 10-K.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.





                                        /s/ COOPERS & LYBRAND L.L.P.




Baltimore, Maryland
May 2, 1997

                                                           SCHEDULE I


                            LEGG MASON, INC.
                          (Parent Company Only)

                  STATEMENTS OF FINANCIAL CONDITION
                        (Dollars in thousands)


                                                 March 31,
                                             1996             1997
ASSETS
Cash and cash equivalents                $ 10,308         $ 38,558
Resale agreements                          59,413           73,801
Investment securities                      80,732           54,023
Investments in and advances
 to subsidiaries                          317,538          353,749
Other                                       4,644            2,689

                                         $472,635         $522,820

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Dividends payable                        $  1,846         $  2,375
Other                                       4,349            2,235
Senior notes                               99,534           99,581

                                          105,729          104,191

Subordinated liabilities
Convertible debentures                     68,000           -----

Stockholders' equity
Common stock, par value $.10;
 authorized 100,000,000 shares;
 issued 15,383,493 shares in 1996
 and 18,271,436 in 1997                     1,538            1,827
Additional paid-in capital                120,960          192,817
Retained earnings                         176,098          223,752
Net unrealized appreciation
 on investment securities                     310              233

                                          298,906          418,629

                                         $472,635         $522,820



                            See notes to financial statements.


                                                           SCHEDULE I

                                     LEGG MASON, INC.
                                   (Parent Company Only)

                                  STATEMENTS OF EARNINGS
                                  (Dollars in thousands)

                                                Years Ended March 31,
                                             1995        1996        1997
Equity in net earnings of subsidiaries    $16,827     $36,838     $54,444

Loss on sale of
 investment securities                       (124)     -----       -----

Interest income                             5,699       8,906      13,082

Interest expense                           (6,184)     (6,113)     (8,076)

Operating expenses                           (360)     (1,050)     (1,423)

Federal and state income taxes                409        (714)     (1,434)

  Net earnings                            $16,267     $37,867     $56,593




                              See notes to financial statements.


                                                                SCHEDULE I



                                        LEGG MASON, INC.
                                     (Parent Company Only)

                                   STATEMENTS OF CASH FLOWS
                                    (Dollars in thousands)


                                                                      Years Ended March 31,
                                                                   1995        1996       1997
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                $ 16,267    $ 37,867   $ 56,593
    Equity in earnings of subsidiaries                          (16,827)    (36,838)   (54,444)
    Loss on sale of investment securities                           124
                                                                   (436)      1,029      2,149

(Increase)decrease in assets excluding acquisitions:
    Investments in and advances to subsidiaries                  19,948       8,679     18,233
    Other                                                         4,643      (1,401)     1,202
 Increase in other liabilities excluding acquisitions               671        (354)    (2,137)
CASH PROVIDED BY OPERATING ACTIVITIES                            24,826       7,953     19,447

CASH FLOWS FROM INVESTING ACTIVITIES:
   (Increase)decrease in resale agreements                       24,008     (29,453)   (14,388)
    Purchases of investment securities                          (27,673)    (85,718)  (168,510)
    Proceeds from sales of investment securities                 35,646      22,546    195,166
    Acquisitions, net of cash acquired                          (53,808)     (2,674)

CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                (21,827)    (95,299)    12,268

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of subordinated liabilities                                       (69)       (29)
    Issuance of senior notes                                                 99,528
    Issuance of common stock                                      2,228       3,887      4,976
    Repurchase of common stock                                     (141)
    Dividends paid                                               (5,068)     (6,058)    (8,412)

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                 (2,981)     97,288     (3,465)

NET INCREASE IN CASH AND CASH EQUIVALENTS                            18       9,942     28,250
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                      348         366     10,308

CASH AND CASH EQUIVALENTS AT END OF YEAR                       $    366    $ 10,308   $ 38,558

Interest payments were $5,984 in 1995, $4,828 in 1996 and $9,406 in 1997.
No income tax payments were made in 1995, 1996 and 1997.

                                        See notes to financial statements.


                               LEGG MASON, INC.
                             (Parent Company Only)

                         CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

Basis of Presentation

     The Parent Company Only financial statements include the accounts of Legg Mason, Inc. and its wholly-owned subsidiaries.

     The Notes to the Consolidated Financial Statements of Legg Mason, Inc. and Subsidiaries included in Item 8 of this Report include disclosures with respect to the Parent Company Only.


Transactions with Affiliates

     Parent Company interest income for 1995, 1996 and 1997 includes $1,196, $5,503, and $4,509 arising from a promissory note between the Parent Company and an investment advisory subsidiary of the Company.
The note, $50,000 at March 31, 1995, $47,712 at March 31, 1996 and $46,714 at March 31, 1997, is included in investment in and advances to subsidiaries.

     In addition, interest income for 1995, 1996, and 1997 includes $869, $407, and $363, respectively, principally arising from senior subordinated loans to a broker-dealer subsidiary of the Company. The indebtedness, $5,000 at March 31, 1995, 1996 and 1997, is included in investments in and advances to subsidiaries.